UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2018

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
Delaware	001-31441	23-2872718
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement

On March 22, 2018, Select Medical Corporation (the “Select”) and Select Medical Holdings Corporation (“Holdings”) entered into Amendment No. 1 (the “Amendment”) to that certain Credit Agreement (the “Credit Agreement”), dated as of March 6, 2017, by and among Holdings, Select, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and collateral agent. Among other things, the Amendment decreases the applicable interest rate:

•                  in the case of the $1.14 billion Tranche B term loans under the Credit Agreement, from the Adjusted LIBO Rate plus 3.50% to the Adjusted LIBO Rate plus a percentage ranging from 2.50% to 2.75%, or from the Alternative Base Rate plus 2.50% to the Alternative Base Rate plus a percentage ranging from 1.50% to 1.75%, in each case subject to a specified Total Net Leverage Ratio; and

•                  in the case of the $450 million revolving credit facility under the Credit Agreement, from the Adjusted LIBO Rate plus a percentage ranging from 3.00% to 3.25% to the Adjusted LIBO Rate plus a percentage ranging from 2.50% to 2.75%, or from the Alternative Base Rate plus a percentage ranging from 2.00% to 2.25% to the Alternative Base Rate plus a percentage ranging from 1.50% to 1.75%, in each case subject to a specified Total Net Leverage Ratio.

“Adjusted LIBO Rate” is defined as, with respect to any interest period, the London interbank offered rate for such interest period, adjusted for any applicable statutory reserve requirements; provided that the London interbank offered rate, when used in reference to a Tranche B term loan, will at no time be less than 1.00% per annum.

“Alternate Base Rate” is defined as the greatest of (a) the JPMorgan’s prime rate, (b) the NYFRB rate plus 1/2 of 1.00% and (c) the Adjusted LIBO Rate for an interest period of one month, plus 1.00%; provided that the Alternate Base Rate, when used in reference to a Tranche B term loan, will at no time be less than 2.00% per annum.

The Amendment also extended the maturity date for the Tranche B term loans from March 6, 2024 to March 6, 2025.

A copy of the Credit Agreement, as amended by the Amendment, is included as Exhibit A to Exhibit 10.1 of this Current Report on Form 8-K and is incorporated herein by reference. The above description of the Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Amendment No. 1, dated March 22, 2018, to the Credit Agreement, dated March 6, 2017, by and among Select Medical Holdings Corporation, Select Medical Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other lenders and issuing banks party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: March 23, 2018	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary